Exhibit 99.2
COMPARATIVE FEES AND EXPENSES

Comparative Fees and Expenses Relating to the Transaction

The following tables are intended to assist you in understanding the costs and expenses that an investor in the Class I Shares of PCAP or the NCPCF Common Shares, respectively, bears directly or indirectly, and, based on the assumptions set forth below, the pro forma costs and expenses estimated to be incurred by PCAP in the first year following the Closing of the sale of NCPCF’s assets. PCAP and NCPCF caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this document refers to fees or expenses paid or to be paid by “you,” “PCAP” or “NCPCF,” shareholders will indirectly bear such fees or expenses as investors in PCAP or NCPCF, as applicable. The table below is based on information as of July 31, 2024 (except as noted below). There are no material differences in the accounting policies of PCAP and NCPCF.

	Actual as of July 31, 2024		Pro Forma
Shareholder transaction expenses	PCAP (acquiring fund)	NCPCF (target fund)	PCAP (surviving fund)
Sales load (as a percentage of offering price)	None(1)	None(1)	None(1)
Offering expenses (as a percentage of offering price)	None(1)	None(1)	None(1)
Dividend reinvestment plan expenses	None(2)	None(2)	None(2)
Total shareholder transaction expenses (as a percentage of offering price)	None	None	None

	Estimated as of July 31, 2024		Pro Forma
Estimated annual expenses (as a percentage of net assets attributable to common shares):(3)	PCAP (acquiring fund)	NCPCF (target fund)	PCAP (surviving fund)
Base management fees(4)	0.75%	1.88%	0.75%
Incentive fees(5)	1.38%	—%	2.13%
Interest payments on borrowed funds(6)	1.22%	12.48%	5.12%
Other expenses(7)	0.77%	1.27%	0.78%
Acquired fund fees and expenses	—%	—%	—%
Total annual expenses(8)	4.12%	15.63%	8.78%

(1)    Purchases of PCAP Common Shares or NCPCF Common Shares on the secondary market are not subject to sales charges, but may be subject to brokerage commissions or other charges. The table does not include any sales load (underwriting discount or commission), as PCAP’s Consideration for the sale of NCPCF’s assets is cash only.

(2)    The estimated expenses associated with each fund’s respective distribution reinvestment plans are included in “Other expenses.”

(3)    “Consolidated net assets attributable to common shares” equals net assets at July 31, 2024. For the pro forma column, the combined net assets of PCAP and NCPCF on a pro forma basis as of July 31, 2024 were adjusted for Sale Transaction-related costs only.

(4)    With respect to PCAP, the base management fee paid to the PCAP Adviser is calculated at an annual rate of 0.75% on the value of PCAP’s net assets as of the beginning of the first calendar day of the applicable month. On April 29, 2024, PCAP entered into a management and incentive fee waiver agreement (the “Prior Fee Waiver Agreement”) with Churchill, pursuant to which Churchill agreed to extend the term of its initial fee waiver to PCAP under its prior investment advisory agreement with PCAP and, with respect to the base management fee, waive 50% of the management fee payable to Churchill for the period beginning June 1, 2024 until December 31, 2024. In connection with PCAP’s and PCAP Adviser’s entry into the PCAP Investment Advisory Agreement, on May 28, 2024, PCAP entered into a new management and incentive fee waiver agreement (the “Fee Waiver Agreement”) with the PCAP Adviser, pursuant to which the PCAP Adviser agreed to continue to waive the management fee pursuant to the same terms and for the same period set forth in the Prior Fee Waiver Agreement. For the avoidance of doubt, the Fee Waiver Agreement does not amend the calculation of the management fee as set forth in the PCAP Investment Advisory Agreement. Other than the waiver contemplated by the Fee Waiver Agreement, the terms of the PCAP Investment Advisory Agreement remain in full force and effect.

The longer an investor holds PCAP Common Shares during this period, the longer such investor will receive the benefit of this management fee waiver period. The effect of this waiver is not reflected in the table above. Giving effect to the Fee Waiver Agreement, the estimated management fee of 0.75% as a percentage of net assets attributable to PCAP Common Shares would be 0.59% based on actual amounts incurred by PCAP during the period ended July 31, 2024, annualized for a full year.

With respect to NCPCF, the base management fee paid to Churchill is calculated at an annual rate of 0.75% of average total assets, excluding cash and cash equivalents and undrawn capital commitments and including assets financed using leverage, at the end of the two most recently completed calendar quarters. For purposes of this calculation, cash and cash equivalents include any temporary investments in cash equivalents, U.S. government securities and other high quality investment grade debt investments that mature in 12 months or less from the date of investment.

On August 19, 2024, NCPCF entered into a management and incentive fee waiver agreement (the “NCPCF Fee Waiver Agreement”) with Churchill, pursuant to which Churchill has agreed to waive 100% of the management fee payable to Churchill for the period beginning June 29, 2024 until October 31, 2024. On November 8, 2024, NCPCF entered into an amendment to the NCPCF Fee Waiver Agreement with Churchill (the “Amendment”), pursuant to which Churchill has agreed to extend the period for which the waiver of fees payable under the NCPCF Investment Advisory Agreement shall apply from October 31, 2024 to the later of December 31, 2024 or the closing of the Transaction. For the avoidance of doubt, the NCPCF Fee Waiver Agreement does not amend the calculation of the management fee as set forth in the NCPCF Investment Advisory Agreement. Other than the waiver contemplated by the NCPCF Fee Waiver Agreement, the terms of the NCPCF Investment Advisory Agreement will remain in full force and effect.

(5)    With respect to PCAP, an incentive fee is payable to the PCAP Adviser consisting of two components that are independent of each other, with the result that one component may be payable even if the other is not: (i) an incentive fee on income and (ii) an incentive fee on capital gains.

The portion of the incentive fee based on income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that PCAP receives from portfolio companies) accrued during the calendar quarter, minus PCAP’s operating expenses accrued for the quarter (including the management fee, expenses payable under PCAP’s administration agreement with its administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original interest discount, debt instruments with payment-in-kind interest and zero-coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments (as discussed further below) are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of PCAP’s net assets at the end of the immediately preceding quarter, are compared to a “hurdle rate” of return of 1.50% per quarter (6% annualized).

PCAP pays the PCAP Adviser an incentive fee quarterly in arrears with respect to Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which PCAP’s Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50% per quarter (6% annualized);

•100% of the dollar amount of PCAP’s Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.76% (7.06% annualized). PCAP refers to this portion of Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.76%) as the “catch-up.” The “catch-up” is meant to provide the PCAP Adviser with approximately 15% of PCAP’s Pre-

Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter; and

•15% of the dollar amount of PCAP’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.76% (7.06% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 15% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the PCAP Adviser.

The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable equals:

•15% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP.

Each year, the fee paid for the capital gains incentive fee will be net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. PCAP will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the PCAP Adviser if PCAP was to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the PCAP Investment Advisory Agreement be in excess of the amount permitted by the Investment Advisers Act of 1940, as amended (the “Advisers Act”), including Section 205 thereof.

The fees that are payable under the PCAP Investment Advisory Agreement for any partial period will be appropriately prorated.

On April 29, 2024, PCAP entered into the Prior Fee Waiver Agreement with Churchill, pursuant to which Churchill agreed to extend the term of its initial fee waiver to PCAP under its prior investment advisory agreement with PCAP and, with respect to the incentive fee, waive 100% of the incentive fee based on income payable to Churchill for the period beginning June 1, 2024 until December 31, 2024. In connection with PCAP’s and the PCAP Adviser’s entry into the PCAP Investment Advisory Agreement, on May 28, 2024, PCAP entered into the Fee Waiver Agreement with the PCAP Adviser, pursuant to which the PCAP Adviser agreed to continue to waive the incentive fee on income pursuant to the same terms and for the same period set forth in the Prior Fee Waiver Agreement. For the avoidance of doubt, the Fee Waiver Agreement does not amend the calculation of the incentive fee based on income as set forth in the PCAP Investment Advisory Agreement. Other than the waiver contemplated by the Fee Waiver Agreement, the terms of the PCAP Investment Advisory Agreement remain in full force and effect. The longer an investor holds PCAP Common Shares during this period, the longer such investor will receive the benefit of this income-based incentive fee waiver period. The effect of this waiver is not reflect in the table above. Giving effect to the fee waiver on incentive fee on income, the estimated incentive fees as a percentage of net assets attributable to PCAP Common Shares would be 0.80%. The foregoing estimate is based on actual pre-incentive net investment income and capital gains incurred during the period ended July 31, 2024, annualized for a full year. See “Note 5.

Related Party Transactions – Advisory Agreement” in Part I, Item 1 of PCAP’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2024 for more information about the incentive fees that are payable to the PCAP Adviser under the PCAP Investment Advisory Agreement.

With respect to NCPCF, an incentive fee is payable to Churchill consisting of two parts that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on income and a portion is based on NCPCF’s capital gains. As NCPCF cannot predict whether it will meet the necessary performance targets, it has assumed no incentive fee for this table. NCPCF expects the incentive fees it pays to increase to the extent it earns greater income or generates capital gains through its investments in portfolio companies. If NCPCF achieves an annualized total return of 6% for each quarter made up entirely of net investment income, no incentive fees would be payable to Churchill because the hurdle rate was not exceeded. If instead NCPCF achieved a total return of 6% in a calendar year made up of entirely realized capital gains net of all realized capital losses and unrealized capital depreciation, an incentive fee equal to 0.90% of NCPCF’s net assets would be payable. See “Item 1. Business – Advisory Agreement” in NCPCF’s Registration Statement on Form 10 (File No. 000-56659), filed with the SEC on August 19, 2024, for more detailed information about the incentive fees that are payable to Churchill under the NCPCF Investment Advisory Agreement.

On August 19, 2024, NCPCF entered into the NCPCF Fee Waiver Agreement with Churchill, pursuant to which Churchill has agreed to waive 100% of the management fee payable to Churchill for the period beginning June 29, 2024 until October 31, 2024. On November 8, 2024, NCPCF entered into the Amendment with Churchill, pursuant to which Churchill has agreed to extend the period for which the waiver of fees payable under the NCPCF Investment Advisory Agreement shall apply from October 31, 2024 to the later of December 31, 2024 or the closing of the Transaction. For the avoidance of doubt, the NCPCF Fee Waiver Agreement does not amend the calculation of the management fee as set forth in the NCPCF Investment Advisory Agreement. Other than the waiver contemplated by the NCPCF Fee Waiver Agreement, the terms of the NCPCF Investment Advisory Agreement will remain in full force and effect.

The pro forma incentive fees have been calculated in a manner consistent with the PCAP Investment Advisory Agreement.

(6)    PCAP and/or NCPCF may borrow funds to make investments, including before either fund has fully invested the proceeds of their respective continuous offerings. To the extent that either of PCAP or NCPCF determines it is appropriate to borrow funds to make investments, the costs associated with such borrowing will be indirectly borne by shareholders. Interest payments on borrowed funds with respect to PCAP represents estimated annual interest payments based on actual interest rate terms under PCAP’s senior secured revolving credit facility. Interest payments on borrowed funds with respect to NCPCF represents estimated annual interest payments based on actual interest rate terms under NCPCF’s senior secured revolving credit facility (the “Bank of Nova Scotia Credit Facility”).

PCAP’s and NCPCF’s ability to incur leverage during the following 12-month period depends, in large part, on the amount of money the fund is able to raise through the sale of shares registered in their respective offerings and the availability of financing in the market.

PCAP’s interest and other debt expenses are based on borrowing levels and interest rates consistent with the levels during the period ended July 31, 2024, including all interest and amortization of debt financing/issuance costs. As of July 31, 2024, PCAP had $306.0 million in borrowings outstanding. For the period ended July 31, 2024, PCAP had a weighted average interest rate of 8.14%.

NCPCF’s interest and other debt expenses are based on borrowing levels and interest rates consistent with the levels during the period ended July 31, 2024, including all interest and amortization of debt financing/issuance costs. As of July 31, 2024, NCPCF had $340.0 million in borrowings outstanding under the Bank of Nova Scotia Credit Facility. For the quarter ended July 31, 2024, NCPCF had a weighted average interest rate of 7.73%.

The pro forma column assumes the sum of amounts of debt outstanding as of July 31, 2024 for each of PCAP and NCPCF for PCAP following the Closing, as well as the additional leverage that PCAP will incur in order to satisfy the consideration needed to complete the purchase of NCPCF’s assets.

(7)    “Other expenses” includes accounting, legal and auditing fees, reimbursement of expenses to each fund’s respective administrator, organization and offering expenses, and fees payable to the members of the PCAP Board who are not “interested persons” of PCAP, as defined in the 1940 Act (the “PCAP Independent Trustees”) and the NCPCF Independent Trustees, as applicable. Other expenses represents the estimated annual other expenses of each of PCAP and NCPCF and its subsidiaries based on annualized other expenses for the quarter ended July 31, 2024.

In the case of pro forma line item, other expenses reflect anticipated decreases in duplicative costs such as professional fees for legal, audit and tax fees, directors’ fees, and other redundant administrative and operating expenses.

(8)    “Total annual expenses” as a percentage of consolidated net assets attributable to common shares of beneficial interest are higher than the total annual expenses percentage would be for a company that is not leveraged. PCAP borrows money to leverage and increase its total assets. The SEC requires that the “Total Annual Expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period), rather than the total assets, including assets that have been funded with borrowed monies. The reason for presenting expenses as a percentage of net assets attributable to holders of common shares of beneficial interest is that holders of the common shares of beneficial interest of PCAP, NCPCF or PCAP after the Closing, as applicable, bear all of such fees and expenses. The percentage presented in the table reflects actual amounts incurred during the quarter ended July 31, 2024, annualized for a full year.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in Class I Shares of PCAP, NCPCF Common Shares, or the Class I Shares of PCAP following the Transaction on a pro forma basis. In calculating the following expense amounts, each of PCAP and NCPCF has assumed that it would have no additional leverage and that its annual operating expenses would remain at the levels set forth in the tables above. The pro forma calculations for PCAP following the Transaction assume that the sale of NCPCF’s assets closed on July 31, 2024 and that the leverage and operating expenses of PCAP and NCPCF remain at the levels set forth in the tables above. Expenses related to the Transaction are not included in the following examples.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment:
PCAP, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$27	$84	$143	$301
NCPCF, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$156	$417	$622	$962

PCAP, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$35	$108	$185	$396
NCPCF, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$164	$441	$664	$1,057

PCAP, following the Transaction	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment:
Assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$67	$196	$320	$610
Assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$74	$219	$361	$704

The foregoing tables are to assist you in understanding the various costs and expenses that an investor in the Class I Shares of PCAP, NCPCF Common Shares, or, following the Transaction, Class I Shares of PCAP will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, performance of PCAP, NCPCF and PCAP following the Transaction will vary, and may result in a return greater or less than 5%. If sufficient returns are achieved on investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, expenses, and returns to investors, would be higher. The example assumes that all dividends and other distributions are reinvested at NAV. Under certain circumstances, reinvestment of dividends and other distributions under the relevant dividend reinvestment plan may occur at a price per share that differs from NAV.

The example and the expenses in the table above should not be considered a representation of PCAP’s, NCPCF’s, or, following the Transaction, PCAP’s future expenses, and actual expenses may be greater or less than those shown.